GCP Applied Technologies Reports Second Quarter 2016 Results

Second Quarter Highlights:

•Net sales down 2.0%; Net Sales, Constant Currency excluding Venezuela* up 3.7%
•Net income increases 10.7%; Adjusted EBIT excluding Venezuela* increases 7.2%
•Diluted EPS of $0.42; Adjusted EPS* of $0.44

•	Year-to-date net cash provided by operating activities of $52.0 million

•	Reaffirms 2016 annual guidance

Cambridge, MA - August 10, 2016 - GCP Applied Technologies Inc. (NYSE: GCP) today announced second quarter 2016 results.

Total GCP Applied Technologies
($ Millions)

	2Q 2016	2Q 2015	% Change
Net sales	$366.3	$373.7	(2.0)%
Net income attributable to GCP shareholders	$30.1	$27.2	10.7%
Adjusted EBIT*	$63.0	$63.4	(0.6)%
Adjusted EBIT Margin*	17.2%	17.0%	20 bps

Net Sales, Constant Currency excluding Venezuela*	$371.3	$358.0	3.7%
Adjusted EBIT excluding Venezuela*	$64.3	$60.0	7.2%
Adjusted EBIT Margin excluding Venezuela*	17.7%	16.8%	90 bps

“In the second quarter, GCP generated earnings growth, margin expansion and strong cash flow. We have successfully established ourselves as a public company and we are fully focused on our strategic initiatives and generating sales and earnings growth. These initiatives include offering new and improved products and technologies, developing our geographic markets and increasing operational productivity,” said President and Chief Executive Officer Gregory E. Poling.

"The business remains strong and we achieved net income growth of over 10% despite pockets of market headwinds. With good first-half momentum in North America, core Europe, Middle East and Asia, we generated $51.6 million of Adjusted Free Cash Flow. We performed in line with our expectations for the first half of the year and we are tracking to our full year commitments,” said Poling.

Second Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	2Q 2016	2Q 2015	% Change
Net sales	$166.8	$180.3	(7.5)%
Adjusted Gross Margin*	37.4%	34.5%	290 bps
Adjusted EBIT*	$20.6	$20.8	(1.0)%
Adjusted EBIT Margin*	12.4%	11.5%	90 bps

Net Sales, Constant Currency excluding Venezuela*	$169.6	$168.5	0.7%
Adjusted Gross Margin excluding Venezuela*	37.1%	34.5%	260 bps
Adjusted EBIT excluding Venezuela*	$19.9	$17.5	13.7%
Adjusted EBIT Margin excluding Venezuela*	12.1%	10.4%	170 bps

•	Net sales decreased $13.5 million primarily due to the impact of Venezuela and other unfavorable currency translation; the Venezuela impact was approximately $9 million of the decline

•	Adjusted Gross Margin and Adjusted EBIT Margin increased primarily from raw material deflation and productivity, offsetting the negative effect of currency

•	Focused growth programs continue to make progress

◦	Growing acceptance of new technologies in precast and sprayable concrete admixture products

◦	Verifi® ready mix concrete management system installs accelerated

◦	Cement additives grew in targeted emerging geographies

Specialty Building Materials
($ Millions)

	2Q 2016	2Q 2015	% Change
Net sales	$117.2	$108.4	8.1%
Net Sales, Constant Currency*	$118.4	$108.4	9.2%
Adjusted Gross Margin*	48.0%	45.8%	220 bps
Adjusted EBIT*	$35.5	$29.5	20.3%
Adjusted EBIT Margin*	30.3%	27.2%	310 bps

•	Net sales increased $8.8 million driven by strong volume and improved product mix

•	Adjusted Gross Margin and Adjusted EBIT Margin expanded due to higher sales, favorable product line mix, raw material deflation and productivity, offsetting the negative effect of currency

•	Focused growth programs continue to make progress

◦	Building Envelope growth driven by pre-applied waterproofing product portfolio

◦	Residential re-roofing business growth continued with new distribution wins

◦	Fireproofing products increased on the strength of high-rise steel construction in key markets

Darex Packaging Technologies
($ Millions)

	2Q 2016	2Q 2015	% Change
Net sales	$82.3	$85.0	(3.2)%
Adjusted Gross Margin*	36.7%	36.6%	10 bps
Adjusted EBIT*	$18.1	$20.1	(10.0)%
Adjusted EBIT Margin*	22.0%	23.6%	(160) bps

Net Sales, Constant Currency excluding Venezuela*	$83.3	$81.1	2.7%
Adjusted Gross Margin excluding Venezuela*	36.9%	36.7%	20 bps
Adjusted EBIT excluding Venezuela*	$18.1	$19.2	(5.7)%
Adjusted EBIT Margin excluding Venezuela*	22.3%	23.7%	(140) bps

•	Net sales decreased $2.7 million primarily due to the impact of Venezuela

•	Adjusted Gross Margin increased primarily due to productivity and raw material deflation, offsetting the negative effect of currency

•	Adjusted EBIT excluding Venezuela declined due to higher general and administrative costs, partially offset by business performance improvement

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

Restructuring and Repositioning Expenses
Restructuring expenses were $0.1 million for the second quarter of 2016. Repositioning expenses associated with the separation from W.R. Grace & Co. were $4.7 million for second quarter of 2016, consisting primarily of professional services and new employee transition costs.

Interest Expense
Prior to the February 3, 2016 separation GCP raised $800.0 million of debt. This resulted in net interest expense of $17.7 million for the second quarter of 2016 compared with $0.8 million for the prior year quarter.

Income Taxes
The effective tax rate for the six months ended June 30, 2016 was 30.7% compared to the effective tax rate of 67.3% for the year ended December 31, 2015. The primary difference in the rate relates to a 2015 nondeductible Venezuela charge and a 2015 repatriation of foreign earnings charge, increasing the 2015 effective tax rate by 19.7% and 15.9%, respectively.

Full Year 2016 Outlook
Given the solid start to the year, the Company is reaffirming its previously communicated guidance for full year 2016.

Guidance1

Net Sales, Constant Currency	Growth of 4% to 6%
Adjusted EBIT	$210 to $225 million
Adjusted EPS[2]	$1.38 to $1.55
Adjusted Free Cash Flow	Approximately $100 million

12016 GCP guidance figures assume Q3 2015 FX rates carried forward into the guidance period.
2 Assumes 70.7 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its second quarter 2016 results and full year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (866) 807-9684 or +1 (412) 317-5415 prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available through August 17, 2016. To listen to the playback, please dial (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10088339. A webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately one year.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including Net Sales excluding Venezuela, Net Sales, Constant Currency excluding Venezuela, Adjusted EBIT, Adjusted EBIT excluding Venezuela, Adjusted EBIT Margin, Adjusted EBIT Margin excluding Venezuela, Adjusted Gross Margin, Adjusted Gross Margin excluding Venezuela, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Media Relations Paul Keeffe T +1 617.498.4461 mediainfo@gcpat.com	Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

***********************************************************************************************************************
About GCP Applied Technologies
GCP Applied Technologies is a leading global provider of products and technology solutions for customers in the specialty construction chemicals, specialty building materials, and packaging sealants and coatings industries. Our products help improve the performance of our customers’ products, increase productivity in their application or manufacturing processes, and meet the increasing regulatory requirements impacting their industry. GCP has approximately 2,850 employees on six continents, and serves customers in more than 110 countries. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel following the spin-off; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2016	2015	2016	2015
Net sales	$366.3	$373.7	$680.4	$696.4
Cost of goods sold	217.9	230.8	410.8	442.2
Gross profit	148.4	142.9	269.6	254.2
Selling, general and administrative expenses	74.3	73.1	145.4	144.6
Research and development expenses	5.9	5.4	11.2	11.2
Interest expense and related financing costs	17.7	0.4	30.2	0.8
Interest expense, net - related party	—	0.6	—	0.4
Repositioning expenses	4.7	—	9.0	—
Restructuring expenses	0.1	3.3	1.0	7.6
Other expense, net	2.5	0.6	3.8	0.2
Total costs and expenses	105.2	83.4	200.6	164.8
Income before income taxes	43.2	59.5	69.0	89.4
Provision for income taxes	(12.8)	(32.1)	(21.2)	(41.4)
Net income	30.4	27.4	47.8	48.0
Less: net income attributable to noncontrolling interests	(0.3)	(0.2)	(0.7)	(0.3)
Net income attributable to GCP shareholders	$30.1	$27.2	$47.1	$47.7
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
Net income attributable to GCP shareholders	$0.43	$0.39	$0.67	$0.68
Weighted average number of basic shares	70.8	70.5	70.7	70.5
Diluted earnings per share:
Net income attributable to GCP shareholders	$0.42	$0.39	$0.66	$0.68
Weighted average number of diluted shares	71.4	70.5	71.2	70.5

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	June 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$136.2	$98.6
Trade accounts receivable, less allowance of $6.0 (2015—$6.2)	249.4	203.6
Inventories	114.9	105.3
Other current assets	43.8	38.9
Total Current Assets	544.3	446.4
Properties and equipment, net	224.2	197.1
Goodwill	104.2	102.5
Technology and other intangible assets, net	32.6	33.3
Deferred income taxes	79.8	17.6
Overfunded defined benefit pension plans	24.4	26.1
Other assets	25.0	10.1
Total Assets	$1,034.5	$833.1
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities
Debt payable within one year	$24.5	$25.7
Accounts payable	127.3	109.0
Loans payable - related party	—	42.3
Other current liabilities	137.6	125.5
Total Current Liabilities	289.4	302.5
Debt payable after one year	783.7	—
Deferred income taxes	9.3	8.7
Unrecognized tax benefits	11.0	5.2
Underfunded and unfunded defined benefit pension plans	80.9	34.0
Other liabilities	9.9	8.6
Total Liabilities	1,184.2	359.0
Commitments and Contingencies - Note 7
Stockholders' (Deficit) Equity
Net parent investment	—	598.3
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 70,844,134	0.7	—
Accumulated deficit	(25.1)	—
Accumulated other comprehensive loss	(127.7)	(127.7)
Treasury stock	(1.7)	—
Total GCP's Shareholders' (Deficit) Equity	(153.8)	470.6
Noncontrolling interests	4.1	3.5
Total Stockholders' (Deficit) Equity	(149.7)	474.1
Total Liabilities and Stockholders' (Deficit) Equity	$1,034.5	$833.1

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
(In millions)	2016	2015
OPERATING ACTIVITIES
Net income	$47.8	$48.0
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	17.9	16.4
Amortization of debt discount and financing costs	1.2	—
Stock-based compensation expense	3.3	1.9
Gain on termination and curtailment of pension and other postretirement plans	(2.4)	—
Currency and other losses in Venezuela	3.5	—
Deferred income taxes	1.5	5.5
Excess tax benefits from stock-based compensation	(1.0)	(1.8)
Interest expense	29.0	0.8
Interest expense, net - related party	—	0.4
Cash paid for interest on notes and credit arrangements	(6.8)	(1.1)
Defined benefit pension expense	4.2	0.8
Cash paid under defined benefit pension arrangements	(2.2)	(0.9)
Repositioning expenses	9.0	—
Cash paid for repositioning	(10.1)	—
Restructuring expenses	1.0	7.6
Cash paid for restructuring	(2.4)	(5.1)
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(43.2)	(37.4)
Inventories	(8.7)	0.8
Accounts payable	21.2	11.6
All other items, net	(10.8)	(3.0)
Net cash provided by operating activities	52.0	44.5
INVESTING ACTIVITIES
Capital expenditures	(24.9)	(16.7)
Receipt of payment on loan from related party	—	6.5
Other investing activities	0.5	0.2
Net cash used for investing activities	(24.4)	(10.0)
FINANCING ACTIVITIES
Borrowings under credit arrangements	292.2	18.8
Repayments under credit arrangements	(26.4)	(31.1)
Borrowings under related party loans	—	1.9
Repayments under related party loans	—	(3.3)
Proceeds from issuance of bonds	525.0	—
Cash paid for debt financing costs	(18.2)	—
Share repurchase under GCP 2016 Stock Incentive Plan	(1.7)	—
Proceeds from exercise of stock options	2.2	—
Excess tax benefits from stock-based compensation	1.0	1.8
Noncontrolling interest dividend	(0.3)	—
Transfers (to) from parent, net	(764.6)	13.2
Net cash provided by financing activities	9.2	1.3
Effect of currency exchange rate changes on cash and cash equivalents	0.8	(9.9)
Increase in cash and cash equivalents	37.6	25.9
Cash and cash equivalents, beginning of period	98.6	120.9
Cash and cash equivalents, end of period	$136.2	$146.8

Analysis of Operations

The Company has set forth in the table below GCP's key operating statistics with percentage changes for the second quarter and six months compared with the corresponding prior-year periods. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, as these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Constant currency means current period revenue in local currency translated using prior period exchange rates.  GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
Net Sales excluding Venezuela; Net Sales, Constant Currency excluding Venezuela; Adjusted EBIT excluding Venezuela; Adjusted EBIT Margin excluding Venezuela; and Adjusted Gross Margin excluding Venezuela mean GCP’s combined results or respective segment results excluding the financial results of its Venezuela operations. These are non-GAAP measures and should be reviewed in conjunction with the related GAAP measures. GCP uses these non-GAAP measures to assess its operating results independent of the impacts of extreme hyperinflation and geopolitical factors. Management believes that providing these metrics may allow investors to better analyze and compare GCP’s results of operations with peer companies whose operations may not be impacted by the economic challenges facing Venezuela.
Adjusted EBIT means net income attributable to GCP shareholders adjusted for interest income and expense, income taxes, restructuring and repositioning expenses and asset impairments, pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to certain product lines and investments; gains and losses on sales of businesses, product lines, and certain other investments; and certain other items that are not representative of underlying trends. Adjusted EBIT Margin means Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and in determining performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for management's decision-making and for compensation purposes and because it better measures the ongoing earnings results of the Company's strategic and operating decisions.
Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.
Adjusted Earnings Per Share ("EPS") means Diluted EPS adjusted for costs related to restructuring and repositioning expenses and asset impairments, pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits, product lines, and certain other investments, gains and losses on sales of businesses, product lines, and certain other investments, certain other items that are not representative of underlying trends, and certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis.
Adjusted Gross Profit means gross profit adjusted for pension-related costs included in cost of goods sold. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.
Adjusted Free Cash Flow means net cash provided by or used for operating activities minus capital expenditures plus cash paid for restructuring and repositioning, taxes paid for repositioning, capital expenditures related to repositioning, accelerated payments under defined benefit pension arrangements, and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders, and to determine payments of performance-based compensation.
Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and capital allocation decisions.
Adjusted EBIT, Adjusted EBIT excluding Venezuela, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted EPS, Adjusted Gross Margin, Adjusted Gross Margin excluding Venezuela, Adjusted EBIT Margin, and Adjusted EBIT Margin excluding Venezuela do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles, and should not be considered as alternatives to such measures as an indicator of GCP's performance. These measures are provided to distinguish the operating results of GCP's current business.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of our net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income as measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share amounts)	2016	2015	% Change	2016	2015	% Change
Net sales:
Specialty Construction Chemicals	$166.8	$180.3	(7.5)%	$303.8	$332.3	(8.6)%
Specialty Building Materials	117.2	108.4	8.1%	217.9	195.6	11.4%
Darex Packaging Technologies	82.3	85.0	(3.2)%	158.7	168.5	(5.8)%
Total GCP net sales	$366.3	$373.7	(2.0)%	$680.4	$696.4	(2.3)%
Net sales by region:
North America	$154.3	$144.0	7.2%	$284.1	$259.6	9.4%
Europe Middle East Africa (EMEA)	90.5	91.6	(1.2)%	169.8	171.8	(1.2)%
Asia Pacific	85.8	86.7	(1.0)%	160.7	165.3	(2.8)%
Latin America	35.7	51.4	(30.5)%	65.8	99.7	(34.0)%
Total net sales by region	$366.3	$373.7	(2.0)%	$680.4	$696.4	(2.3)%

Net Sales excluding Venezuela:
Specialty Construction Chemicals	164.1	168.5	(2.6)%	300.4	311.8	(3.7)%
Specialty Building Materials	117.2	108.4	8.1%	217.9	195.6	11.4%
Darex Packaging Technologies	81.3	81.1	0.2%	156.2	161.9	(3.5)%
Total GCP Net Sales excluding Venezuela (non-GAAP)	$362.6	$358.0	1.3%	$674.5	$669.3	0.8%

Net Sales, Constant Currency excluding Venezuela:
Specialty Construction Chemicals	$169.6	168.5	0.7%	316.8	311.8	1.6%
Specialty Building Materials	118.4	108.4	9.2%	221.7	195.6	13.3%
Darex Packaging Technologies	83.3	81.1	2.7%	163.1	161.9	0.7%
Total GCP Net Sales, Constant Currency excluding Venezuela (non-GAAP)	$371.3	$358.0	3.7%	$701.6	$669.3	4.8%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share amounts)	2016	2015	% Change	2016	2015	% Change
Profitability performance measures:
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$20.6	$20.8	(1.0)%	$30.5	$29.7	2.7%
Specialty Building Materials segment operating income	35.5	29.5	20.3%	63.3	46.6	35.8%
Darex Packaging Technologies segment operating income	18.1	20.1	(10.0)%	35.3	35.1	0.6%
Corporate costs (B)	(9.2)	(5.7)	(61.4)%	(16.1)	(10.6)	(51.9)%
Certain pension costs (C)	(2.0)	(1.3)	(53.8)%	(4.2)	(2.5)	(68.0)%
Adjusted EBIT (non-GAAP)	$63.0	$63.4	(0.6)%	$108.8	$98.3	10.7%
Repositioning expenses	(4.7)	—	NM	(9.0)	—	NM
Restructuring expenses	(0.1)	(3.3)	97.0%	(1.0)	(7.6)	86.8%
Pension MTM adjustment and other related costs, net	—	—	NM	(2.7)	(0.5)	NM
Gain on termination and curtailment of pension and other postretirement plans	2.4	—	NM	2.4	—	NM
Interest expense, net	(17.7)	(0.8)	NM	(30.2)	(1.1)	NM
Provision for income taxes	(12.8)	(32.1)	60.1%	(21.2)	(41.4)	48.8%
Net income attributable to GCP shareholders (GAAP)	$30.1	$27.2	10.7%	$47.1	$47.7	(1.3)%
Diluted EPS (GAAP)	$0.42	$0.39	7.7%	$0.66	$0.68	(2.9)%
Adjusted EPS (non-GAAP)	$0.44			$0.75

Adjusted EBIT excluding Venezuela:
Specialty Construction Chemicals segment operating income excluding Venezuela	$19.9	$17.5	13.7%	$29.7	$22.4	32.6%
Specialty Building Materials segment operating income excluding Venezuela	35.5	29.5	20.3%	63.3	46.6	35.8%
Darex Packaging Technologies segment operating income excluding Venezuela	18.1	19.2	(5.7)%	34.2	34.9	(2.0)%
Corporate costs (B)	(7.2)	(4.9)	(46.9)%	(13.0)	(9.1)	(42.9)%
Certain pension costs (C)	(2.0)	(1.3)	(53.8)%	(4.2)	(2.5)	(68.0)%
Adjusted EBIT excluding Venezuela (non-GAAP)	$64.3	$60.0	7.2%	$110.0	$92.3	19.2%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions)	2016	2015	% Change	2016	2015	% Change
Adjusted profitability performance measures:
Adjusted Gross Profit:
Specialty Construction Chemicals	$62.3	$62.2	0.2%	$109.4	$110.7	(1.2)%
Specialty Building Materials	56.3	49.6	13.5%	102.9	87.0	18.3%
Darex Packaging Technologies	30.2	31.1	(2.9)%	58.3	57.3	1.7%
Adjusted Gross Profit (non-GAAP)	148.8	142.9	4.1%	270.6	255.0	6.1%
Pension costs in cost of goods sold	(0.4)	—	NM	(1.0)	(0.8)	(25.0)%
Total GCP Gross Profit (GAAP)	148.4	142.9	3.8%	269.6	254.2	6.1%

Adjusted Gross Margin:
Specialty Construction Chemicals	37.4%	34.5%	2.9 pts	36.0%	33.3%	2.7 pts
Specialty Building Materials	48.0%	45.8%	2.2 pts	47.2%	44.5%	2.7 pts
Darex Packaging Technologies	36.7%	36.6%	0.1 pts	36.7%	34.0%	2.7 pts
Adjusted Gross Margin (non-GAAP)	40.6%	38.2%	2.4 pts	39.8%	36.6%	3.2 pts
Pension costs in cost of goods sold	(0.1)%	—%	-0.1 pts	(0.1)%	(0.1)%	0.0 pts
Total GCP Gross Margin (GAAP)	40.5%	38.2%	2.3 pts	39.7%	36.5%	3.2 pts

Adjusted Gross Profit excluding Venezuela:
Specialty Construction Chemicals excluding Venezuela	$60.8	$58.2	4.5%	$107.7	$102.3	5.3%
Specialty Building Materials excluding Venezuela	56.3	49.6	13.5%	102.9	87.0	18.3%
Darex Packaging Technologies excluding Venezuela	30.0	29.8	0.7%	56.8	56.3	0.9%
Adjusted Gross Profit excluding Venezuela (non-GAAP)	147.1	137.6	6.9%	267.4	245.6	8.9%
Pension costs in cost of goods sold	(0.4)	—	NM	(1.0)	(0.8)	(25.0)%
Total GCP Adjusted Gross Profit excluding Venezuela (non-GAAP)	146.7	137.6	6.6%	266.4	244.8	8.8%

Adjusted Gross Margin excluding Venezuela:
Specialty Construction Chemicals excluding Venezuela	37.1%	34.5%	2.6 pts	35.9%	32.8%	3.1 pts
Specialty Building Materials excluding Venezuela	48.0%	45.8%	2.2 pts	47.2%	44.5%	2.7 pts
Darex Packaging Technologies excluding Venezuela	36.9%	36.7%	0.2 pts	36.4%	34.8%	1.6 pts
Adjusted Gross Margin excluding Venezuela (non-GAAP)	40.6%	38.4%	2.2 pts	39.6%	36.7%	2.9 pts
Pension costs in cost of goods sold	(0.1)%	—%	-0.1 pts	(0.1)%	(0.1)%	0.0 pts
Total GCP Adjusted Gross Margin excluding Venezuela (non-GAAP)	40.5%	38.4%	2.1 pts	39.5%	36.6%	2.9 pts

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions)	2016	2015	% Change	2016	2015	% Change
Adjusted profitability performance measures (A)(B)(C):
Adjusted EBIT (A)(B)(C):
Specialty Construction Chemicals segment operating income	$20.6	$20.8	(1.0)%	$30.5	$29.7	2.7%
Specialty Building Materials segment operating income	35.5	29.5	20.3%	63.3	46.6	35.8%
Darex Packaging Technologies segment operating income	18.1	20.1	(10.0)%	35.3	35.1	0.6%
Corporate and certain pension costs	(11.2)	(7.0)	(60.0)%	(20.3)	(13.1)	(55.0)%
Total GCP Adjusted EBIT (non-GAAP)	63.0	63.4	(0.6)%	108.8	98.3	10.7%

Depreciation and amortization:
Specialty Construction Chemicals	$5.1	$4.6	10.9%	$9.9	$9.2	7.6%
Specialty Building Materials	2.3	2.0	15.0%	4.5	4.0	12.5%
Darex Packaging Technologies	1.7	1.2	41.7%	3.2	2.5	28.0%
Corporate	(0.1)	0.4	(125.0)%	0.3	0.7	(57.1)%
Total GCP	9.0	8.2	9.8%	17.9	16.4	9.1%

Adjusted EBITDA:
Specialty Construction Chemicals	$25.7	$25.4	1.2%	$40.4	$38.9	3.9%
Specialty Building Materials	37.8	31.5	20.0%	67.8	50.6	34.0%
Darex Packaging Technologies	19.8	21.3	(7.0)%	38.5	37.6	2.4%
Corporate	(11.3)	(6.6)	(71.2)%	(20.0)	(12.4)	(61.3)%
Total GCP Adjusted EBITDA (non-GAAP)	72.0	71.6	0.6%	126.7	114.7	10.5%

Adjusted EBIT Margin:
Specialty Construction Chemicals	12.4%	11.5%	0.9 pts	10.0%	8.9%	1.1	pts
Specialty Building Materials	30.3%	27.2%	3.1 pts	29.1%	23.8%	5.3	pts
Darex Packaging Technologies	22.0%	23.6%	(1.6) pts	22.2%	20.8%	1.4	pts
Total GCP Adjusted EBIT Margin (non-GAAP)	17.2%	17.0%	0.2 pts	16.0%	14.1%	1.9	pts

Adjusted EBITDA Margin:
Specialty Construction Chemicals	15.4%	14.1%	1.3 pts	13.3%	11.7%	1.6	pts
Specialty Building Materials	32.3%	29.1%	3.2 pts	31.1%	25.9%	5.2	pts
Darex Packaging Technologies	24.1%	25.1%	(1.0) pts	24.3%	22.3%	2.0	pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	19.7%	19.2%	0.5 pts	18.6%	16.5%	2.1	pts

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

(In millions)	Six Months Ended June 30,
	2016	2015
Cash flow measure:
Net cash provided by operating activities	$52.0	$44.5
Capital expenditures	(24.9)	(16.7)
Free Cash Flow (non-GAAP)	27.1	27.8
Cash paid for repositioning	10.1	—
Cash paid for restructuring	2.4	5.1
Capital expenditures related to repositioning	4.2	—
Cash paid for taxes related to repositioning	6.8	—
Accelerated pension plan contributions	1.0	—
Adjusted Free Cash Flow (non-GAAP)	$51.6	$32.9

(In millions)	Four Quarters Ended
	June 30, 2016	June 30, 2015
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$237.0	$205.3
Invested Capital:
Trade accounts receivable	249.4	254.6
Inventories	114.9	118.2
Accounts payable	(127.3)	(121.0)
	237.0	251.8
Other current assets (excluding income taxes and related party loans receivable)	39.8	40.3
Properties and equipment, net	224.2	194.4
Goodwill	104.2	107.1
Technology and other intangible assets, net	32.6	38.2
Other assets (excluding capitalized financing fees)	20.2	9.2
Other current liabilities (excluding income taxes, restructuring, repositioning and accrued interest)	(97.5)	(91.0)
Other liabilities (excluding other postretirement benefits liability)	(9.9)	(10.2)
Total invested capital	$550.6	$539.8
Adjusted EBIT Return On Invested Capital (non-GAAP)	43.0%	38.0%

(A)	GCP’s segment operating income includes only GCP’s share of income of consolidated joint ventures.

(B)	Management allocates all costs within corporate to each segment to the extent such costs are directly attributable to the segments.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Specialty Construction Chemicals, Specialty Building Materials, and Darex Packaging Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments, actuarial gains and losses, and other related costs are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of GCP's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments, actuarial gains and losses, and other related costs relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of GCP's businesses.

NM - Not Meaningful

GCP Applied Technologies Inc. Venezuela Financial Performance (unaudited)

Venezuela Financial Performance for the Three Months Ended June 30, 2016
($ in millions)	SCC	Darex	Corporate	Total Venezuela
Net Sales	$2.7	$1.0	$—	$3.7
Adjusted Gross Profit	1.5	0.2	—	1.7
Adjusted EBIT	0.7	—	(2.0)	(1.3)

Venezuela Financial Performance for the Three Months Ended June 30, 2015
($ in millions)	SCC	Darex	Corporate	Total Venezuela
Net Sales	$11.8	$3.9	$—	$15.7
Adjusted Gross Profit	4.0	1.3	—	5.3
Adjusted EBIT	3.3	0.9	(0.8)	3.4

Three Months Ended June 30, 2016 versus Three Months Ended June 30, 2015 - Change (%)
	SCC	Darex	Corporate	Total Venezuela
Net Sales	(77.1)%	(74.4)%	NM	(76.4)%
Adjusted Gross Profit	(62.5)%	(84.6)%	NM	(67.9)%
Adjusted EBIT	(78.8)%	(100.0)%	150.0%	(138.2)%

Venezuela Financial Performance for the Six Months Ended June 30, 2016
($ in millions)	SCC	Darex	Corporate	Total Venezuela
Net Sales	$3.4	$2.5	$—	$5.9
Adjusted Gross Profit	1.7	1.5	—	3.2
Adjusted EBIT	0.8	1.1	(3.1)	(1.2)

Venezuela Financial Performance for the Six Months Ended June 30, 2015
($ in millions)	SCC	Darex	Corporate	Total Venezuela
Net Sales	$20.5	$6.6	$—	$27.1
Adjusted Gross Profit	8.4	1.0	—	9.4
Adjusted EBIT	7.3	0.2	(1.5)	6.0

Six Months Ended June 30, 2016 versus Six Months Ended June 30, 2015 - Change (%)
	SCC	Darex	Corporate	Total Venezuela
Net Sales	(83.4)%	(62.1)%	NM	(78.2)%
Adjusted Gross Profit	(79.8)%	50.0%	NM	(66.0)%
Adjusted EBIT	(89.0)%	450.0%	106.7%	(120.0)%

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)

	Three months ended June 30, 2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$0.42
Repositioning expenses	4.7	1.5	3.2	0.04
Restructuring expenses	0.1	—	0.1	—
Gain on termination and curtailment of pension and other postretirement plans	(2.4)	(0.7)	(1.7)	(0.02)
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	0.4	(0.4)	—
Adjusted EPS (non-GAAP)				$0.44

	Six months ended June 30, 2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$0.66
Repositioning expenses	9.0	3.2	5.8	0.08
Restructuring expenses	1.0	0.3	0.7	0.01
Gain on termination and curtailment of pension and other postretirement plans	(2.4)	(0.7)	(1.7)	(0.02)
Pension MTM adjustment and other related costs, net	2.7	1.0	1.7	0.02
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions	—	0.2	(0.2)	—
Adjusted EPS (non-GAAP)				$0.75